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Exhibit 10.4

                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (this "Agreement") is made as of this 1st day of July, 2000, by and between INLAND REAL ESTATE CORPORATION, a Maryland corporation (the "Company"), and Robert D. Parks (the "Consultant").


                                    RECITALS:

     A. The Company is a real estate investment trust ("REIT") which owns, operates and acquires neighborhood retail centers and community centers within a 400 mile radius of its headquarters in Oak Brook, Illinois (the "Business").

     B. The Company, Inland Real Estate Investment Corporation, a Delaware corporation ("IREIC"), Inland Real Estate Advisory Services, Inc., an Illinois corporation ("IREAS"), The Inland Property Management Group, Inc., a Delaware corporation ("TIPMG"), Inland Commercial Property Management, Inc., an Illinois corporation ("ICPM") and The Inland Group, Inc. ("TIGI") have entered into that certain Agreement and Plan of Merger, dated as of March 7, 2000 (the "Merger Agreement"), pursuant to which IREAS and ICPM will each become a wholly-owned subsidiary of the Company (the "Merger").

     C. Consultant, as an employee of an affiliate of TIGI and as a director of the Company, has obtained certain unique and particular talents and abilities with regard to the Business and will be able to assist the Company with the transition from an externally managed and advised REIT to a self-administered REIT (the "Transition").

     D. The Company desires to engage Consultant to assure itself of the availability of his talents and abilities and Consultant desires to be a consultant for the Company, subject to the terms, conditions and covenants hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and conditions set forth herein, the Consultant and the Company hereby agree as follows:



                                    SECTION 1

     1.1 ENGAGEMENT. The Company hereby engages Consultant, and Consultant hereby accepts such engagement upon the terms and conditions hereinafter set forth. Consultant shall provide the Company with strategic advise regarding operations of the Company and its affiliates in connection with the Transition and shall use reasonable efforts to attend meetings of senior management of the Company with respect to the near and long-term operations of the Company.


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Consultant acknowledges that his duties described in this Agreement are in addition to, and in no way limit, his duties to the Company as a director of the Company.

     1.2 ACTIVITIES AND DUTIES DURING ENGAGEMENT. Consultant represents and warrants to the Company that he is free to accept engagement by the Company, provided, however, that the Consultant and the Company acknowledge and agree that Consultant will devote a limited amount of time to his duties hereunder, and nothing contained herein shall restrict Consultant from accepting employment, consulting arrangements or other positions with other businesses provided that such activities do not violate Section 4 hereof.


                                    SECTION 2

     2.1 TERM. The term of this Agreement shall commence on the date of the Agreement and shall last for a period of one year (1) (each one year period being hereinafter referred to as the "Term" and the first one year period sometimes being referred to as the "Initial Term"). Such term shall automatically be renewed for successive one-year periods thereafter unless terminated by either party by written notice not less than 30 days prior to the expiration of the then-current term, provided, however, that the Term of this Agreement shall terminate upon the occurrence of the following events (the Term, as it may be extended or terminated, is herein referred to as the "Engagement Term").

          (a) Death of Consultant;

          (b) At any time subsequent to the Initial Term by the Company for Cause (as defined below);

          (c) At any time by the Company without Cause; or

          (d) Upon a determination of Total Disability (as defined below) of the Consultant.

     2.2  DEFINITIONS OF "CAUSE" AND "TOTAL DISABILITY".

          (a) For the purpose of this Agreement, "CAUSE" shall mean (I) conduct amounting to fraud, embezzlement, recklessness, or illegal misconduct in connection with Consultant's duties under this Agreement; (II) conduct that the Company reasonably believes brings the Company into substantial public disgrace or disrepute; (III) failure to perform his duties hereunder as reasonably directed by the Company after providing written notice of such failure to the Consultant; (IV) gross negligence or willful misconduct with respect to the Company, its clients, its employees and its activities; or (V) any other material breach of this Agreement or any other agreement to which the Consultant and the Company are a party, provided that the Company has

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provided written notice of the breach to the Consultant and Consultant has failed to cure the breach within ten days of receiving such notice.

          (b) The Consultant shall be determined to have a Total Disability for purposes of this Agreement if he is unable by reason of accident or illness to substantially perform his duties, and is expected to be in such condition for periods totaling six (6) months (whether or not consecutive) during any period of twelve (12) months. The determination of whether a Total Disability has occurred shall be based on the determination of a physician mutually acceptable to the Company and the Consultant. Nothing herein shall limit the Consultant's right to receive any payments to which Consultant may be entitled under any disability or employee benefit plan of the Company or under any disability or insurance policy or plan. During a period of Total Disability prior to termination hereunder, Consultant shall continue to receive his full compensation (including base salary) and benefits.

     2.3 CESSATION OF RIGHTS AND OBLIGATIONS: SURVIVAL OF CERTAIN PROVISIONS. On the date of expiration or earlier termination of Consultant's engagement hereunder for any reason, all of the respective rights, duties, obligations and covenants of the parties, as set forth herein, shall, except as specifically provided herein to the contrary, cease and become of no further force or effect as of the date of said termination, and shall only survive as expressly provided for herein.


                                    SECTION 3

     3.1 COMPENSATION. During the Engagement Term, the Company shall pay Consultant a salary of Fifty Thousand and No/100 Dollars ($50,000) per year.

     3.2 PAYMENT. All compensation shall be payable in intervals in accordance with the general payroll payment practice of the Company.

     3.3  OTHER BENEFITS.

          (a) Consultant shall be entitled to participate under any benefit plan or plans of the Company which may now or hereafter be in effect with respect to consultants.

          (b) The Company shall reimburse Consultant for all ordinary and necessary business expenses incurred by him in connection with the performance of his duties hereunder. The reimbursement of business expenses will be governed by the policies for the Company. Consultant shall provide the Company with an accounting of his expenses, which accounting shall clearly reflect which expenses were incurred for proper business purposes in accordance with the policies adopted by the Company, and as such are reimbursable by the Company. Consultant shall provide the Company with such other supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements. All such

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reimbursements shall be payable by the Company to Consultant within a reasonable time after receipt by the Company of appropriate documentation therefor.

          (c) Consultant may, in addition to compensation, be paid such annual bonuses as the Directors of the Company, in their discretion, shall from time to time decide.

          (d) Any compensation paid to Consultant pursuant to this Section 3 shall be in addition to any compensation Consultant may be eligible to receive as a director of the Company.

     3.4 DEATH AND TOTAL DISABILITY. This Agreement shall automatically terminate upon the death of Consultant or upon the determination of a Total Disability of Consultant and thereafter the Company shall pay to Consultant's heirs, executors, personal representatives or legal guardians, as the case may be, all Compensation that would otherwise have been payable to Consultant for the balance of the then current Term, in one lump-sum within 30 days of Consultant's death or Total Disability.

     3.5 TERMINATION WITHOUT CAUSE. If Consultant's engagement hereunder is terminated by the Company without Cause, the Company shall pay to Consultant all Compensation that would otherwise have been payable to Consultant for the balance of the then current Term in one lump-sum within 30 days of the date of such termination.


                                    SECTION 4

     4.1 ASSIGNMENT. This Agreement or any right or interest hereunder may not be assigned by either party without the prior written consent of the other party.

     4.2 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Consultant hereby acknowledges and agrees that the duties and services to be performed by Consultant hereunder are special and unique and that, by reason of and/or as of a result of his prior services and his services hereunder, Consultant will acquire, make use of and/or add to confidential information of a special and unique nature and value relating to certain records, secrets, documentation, financial and other records of and/or with respect to the Company, its subsidiaries and affiliates, customers and other similar matters (all such information, together with that certain information described herein, being hereinafter referred to as "Confidential Information"); provided, however, any information that is made available to the public or that Consultant became aware of prior to the date of this Agreement through Consultant's affiliation with TIGI and its affiliates shall not be deemed Confidential Information. Consultant further acknowledges and agrees that the Confidential Information is of great value to the Company and/or its subsidiaries and affiliates and that it is reasonably necessary to protect the Confidential Information and the goodwill of the Company and/or its subsidiaries and affiliates. Accordingly, Consultant hereby agrees that:


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          (a) Consultant will not, at any time, directly or indirectly, except in connection with Consultant's services hereunder or as otherwise authorized by the Board of Directors of the Company for the benefit of the Company divulge to any person, firm or corporation other than the Company, TIGI or affiliates of TIGI (hereinafter referred to as "Third Parties"), or use or cause or authorize any Third Parties to use, the Confidential Information or any other information relating to the business or interests of the Company which Consultant knows or should know is regarded as confidential and valuable by the Company and/or its subsidiaries and affiliates (whether or not any of the foregoing information is actually novel or unique or is actually known to others), except as required by law.

          (b) Upon the termination of this Agreement for any reason whatsoever, Consultant shall forthwith deliver or cause to be delivered to the Company any and all Confidential Information, including notes, notebooks, keys, data and other documents and materials belonging to the Company and/or its subsidiaries and affiliates which is in his possession or under his control relating to the Company and/or its subsidiaries and affiliates, or the Business of the Company and/or its subsidiaries and affiliates regardless of the medium upon which it is stored, and will deliver to the Company upon such termination of this Agreement any other property of the Company and/or its subsidiaries and affiliates which is in his possession or under his control.

     4.3 NON-SOLICITATION. During the Term of this Agreement and in the event of termination of this Agreement for any reason, Consultant agrees that, in addition to any other limitation during the Term of this Agreement, and for a period of one (1) year after termination or expiration of this Agreement, he will not, other than through his capacity as an officer of TIGI or an affiliate of TIGI, directly or indirectly, on behalf of himself or as a partner, officer, director, manager, consultant, agent or shareholder of any other entity or person, or as a trustee, fiduciary or other representative of any other person or entity, contact any persons or companies which are customers of Company, or any of its affiliates or subsidiaries for the purpose of soliciting the customers in competition with Company, its affiliates or subsidiaries, nor will he in any way, directly or indirectly, for himself, or as a partner or as an officer, director, agent, consultant or shareholder of any other entity or person, or as a trustee, fiduciary or other representative of any other person or entity, solicit or divert, or cause anyone to solicit or divert, any such customers from Company, its affiliates or its subsidiaries.

     4.4 REMEDIES. Consultant hereby acknowledges and agrees that the services to be rendered by him to the Company hereunder are of a special and unique nature and that it would be very difficult or impossible to measure the damages resulting from a breach of this Agreement. Consultant hereby further acknowledges and agrees that the restrictions herein are reasonable and necessary for the protection of the Business and the goodwill of the Company and its subsidiaries and affiliates and that a violation by the Consultant of any such covenant will cause irreparable damage to the Company and/or its subsidiaries and affiliates. Consultant therefore agrees that any breach or threatened breach by him of any of the covenants or provisions of this Section 4 shall entitle the Company and/or its subsidiaries and affiliates, in addition to any other legal remedy available to them, to apply to any court of competent jurisdiction for a temporary and permanent

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injunction or any other applicable decree of specific performance, without any bond or security being required thereof, in order to enjoin such breach or threatened breach. The parties understand and intend that each covenant, provision and restriction agreed to in this Section 4 shall be construed as separate and divisible from every other provision and restriction and that the unenforceability of any one provision or restriction shall not limit the enforceability, in whole or in part, of any other provision or restriction and that one or more of all of such provisions or restrictions may be enforced, in whole or in part, as the circumstances warrant.


                                    SECTION 5

                                  MISCELLANEOUS

     5.1 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received:
(a) when delivered, if delivered personally, (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, and (d) on the date of delivery if delivered by telecopy, receipt confirmed, provided that a confirmation copy is sent on the next business day by first class mail, postage prepaid, in each case addressed as follows:

     To Consultant at:   Robert D. Parks
                         2901 Butterfield Road
                         Oak Brook, Illinois 60523

     With a copy to:     Katten Muchin & Zavis
                         525 West Monroe Street
                         Suite 1600
                         Chicago, Illinois 60661
                         Attn: Arnold Harrison
                         Telephone: (312) 902-5277
                         Facsimile: (312) 902-1061

     To Company at:      Inland Real Estate Corporation
                         2901 Butterfield Road
                         Oak Brook, Illinois 60523
                         Attn: Norbert Treonis
                         Facsimile: 630-218-4900


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     With a copy to:     Shefsky & Froelich Ltd.
                         444 North Michigan Avenue
                         Suite 2500
                         Chicago, Illinois  60611
                         Attn:   Michael J. Choate
                         Telephone:  (312) 836-4066
                         Facsimile:  (312) 527-5921

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

     5.2 ENTIRE AGREEMENT; AMENDMENTS, ETC. This Agreement contains the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter thereof. No modification, amendment, waiver or alteration of this Agreement or any provision or term hereof shall in any event be effective unless the same shall be in writing, executed by both parties hereto, and any waiver so given shall be effective only in the specific instance and for the specific purpose for which given.

     5.3 BENEFIT. This Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the heirs, successors and legal representatives of Consultant and the successors, assignees and transferees of the Company and its current or future subsidiaries and/or affiliates.

     5.4 NO WAIVER. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder or pursuant hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or pursuant thereto.

     5.5 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but, if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If any part of any covenant or other provision in this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that the court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

     5.6 COMPLIANCE AND HEADINGS. The headings in this Agreement are intended to be for convenience and reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.


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     5.7  GOVERNING LAW. The parties agree that this Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of Illinois, and the parties agree that any suit, action or proceeding with respect to this Agreement shall be brought in the state courts in Chicago, Illinois or in the U.S. District Court for the Northern District of Illinois. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be in Chicago, Illinois.

     5.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

     5.9 NO PRESUMPTION AGAINST DRAFTER. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any provisions of this Agreement.

     5.10 ENFORCEMENT. In the event either of the parties to this Agreement shall bring an action against the other party with respect to the enforcement or breach of any provision of this Agreement, the prevailing party in such action shall recover from the non-prevailing party the costs incurred by the prevailing party with respect to such action including court costs and reasonable attorneys' fees.

     5.11 RECITALS. The Recitals set forth above are hereby incorporated in and made a part of this Agreement by this reference.


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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the day and year first above written.


                                INLAND REAL ESTATE CORPORATION,
                                a Maryland corporation


                                By:         /s/ Norbert Treonis
                                         --------------------------------------
                                Name:     Norbert Treonis
                                         --------------------------------------
                                Its:     President and Chief Executive Officer
                                         --------------------------------------


                                CONSULTANT


                                   /s/ Robert D. Parks
                                -----------------------------------------------
                                Robert D. Parks





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